UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): June 10, 2009 (June 4, 2009)

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

As previously disclosed, payment of 25% of the fiscal year 2008 cash bonuses awarded to the Company’s management team by the Compensation Committee of the Company’s Board of Directors (the “Board”) was deferred, contingent upon a determination by the Board that the Company was sufficiently liquid to pay the remaining amount. The Company previously considered cancelling these bonus opportunities. However, on June 4, 2009, the Board reconsidered the Company’s cash position and the Compensation Committee determined that it would be appropriate to pay the deferred portion of the fiscal 2008 bonuses. Accordingly, payments will be made to the Company’s named executive officers in the following amounts:

Name and Principal Position	Deferred Payment of Fiscal 2008 Bonus
James A. Bianco, M.D. Chief Executive Officer	$121,875

Craig W. Philips President	$16,750

Louis A. Bianco Executive Vice President, Finance and Administration	$41,250

Jack W. Singer, M.D. Executive Vice President, Chief Medical Officer	$38,250

Daniel Eramian Executive Vice President, Corporate Communications	$35,448

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: June 10, 2009	By:	/s/ Louis A. Bianco
Louis A. Bianco Executive Vice President, Finance and Administration

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